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                                                                    EXHIBIT 10.9

                                      FORM
                                       OF
                               INDEMNITY AGREEMENT

         This Indemnity Agreement (this "Agreement"), dated as of the _____ day of ___________, 2003, is made by and between BRILLIAN CORPORATION. a Delaware corporation (the "Company"), and the undersigned director and/or officer of the Company (the "Indemnitee").

                                    RECITALS

         A The Company is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance and/or indemnification, due to the exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

         B. The Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company, it is necessary for the Company contractually to indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company;

         C. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify by agreement its present and former officers, directors, employees, and agents and persons who serve, at the request of the Company, as directors, officers, employees, or agents of other corporations, partnerships, joint ventures, trusts, or other enterprises and expressly provides that the indemnification provided by Section 145 is not exclusive; and

         D. The Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for claims for damages arising out of or related to such services to the Company.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS

                  1.1 AGENT. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director or officer of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interest of the Company or a subsidiary of the Company as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or an affiliate of the Company; or is or was a director or officer of another enterprise or affiliate of the Company at the request of, for the convenience of,


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or to represent the interests of such predecessor corporation. The term
"enterprise" includes any employee benefit plan of the Company, its subsidiaries, affiliates, and predecessor corporations.

                  1.2 EXPENSES. For the purposes of this Agreement, "expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements and other out-of-pocket costs) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of a proceeding or establishing or enforcing a right to indemnification or advancement of expenses under this Agreement, Section 145, or otherwise; provided, however, that expenses shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

                  1.3 PROCEEDING. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative, or any other type whatsoever.

                  1.4 SUBSIDIARY. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more of its subsidiaries, or by one or more of the Company's subsidiaries.

                  1.5 COMPANY. For purposes of this Agreement, the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  1.6 OTHER ENTERPRISES. For purposes of this Agreement, "other enterprises" shall include employee benefit plans.

                  1.7 FINES. For purposes of this Agreement, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                  1.8 SERVING AT THE REQUEST OF THE COMPANY. For purposes of this Agreement, "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and


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beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                  1.9 ACTED IN A MANNER NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY. For purposes of this Agreement, a person who acted in good faith and in a manner such person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company." The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had reasonable cause to believe the person's conduct was unlawful.

         2. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an agent of the Company, at the will of the Company (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an agent of the Company, faithfully and to the best of his ability, as long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the charter documents of the Company or any subsidiary of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company and any subsidiary shall have no obligation under this Agreement to continue the Indemnitee in any such position.

         3. DIRECTORS' AND OFFICERS' INSURANCE. The Company shall, to the extent that the Board determines it to be economically reasonable, maintain a policy of directors' and officers' liability insurance ("D&O Insurance"), on such terms and conditions as may be approved by the Board, whether or not the Company would have the power to indemnify the Indemnitee under this Agreement.

         4. MANDATORY INDEMNIFICATION. Subject to Section 9 below, the Company shall indemnify the Indemnitee:

                  4.1 THIRD-PARTY ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was the agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful; and


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                  4.2 DERIVATIVE ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of such person's duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such amount that the Court of Chancery or such other court shall deem proper; and

                  4.3 EXCEPTION FOR AMOUNTS COVERED BY INSURANCE. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such have been paid to the Indemnitee by D&O Insurance.

         5. PARTIAL INDEMNIFICATION AND CONTRIBUTION.

                  5.1 PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) incurred by the Indemnitee in the investigation, defense, settlement, or appeal of a proceeding but is not entitled, however, to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification.

                  5.2 CONTRIBUTION. If the Indemnitee is not entitled to the indemnification provided in Section 4 for any reason other than the statutory limitations set forth in the Delaware General Corporation Law, then in respect of any threatened, pending, or completed proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting

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in such expenses, judgments, fines, or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

         6. MANDATORY ADVANCEMENT OF EXPENSES.

                  6.1 ADVANCEMENT. Subject to Section 9 below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company or by reason of anything done or not done by the Indemnitee in any such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately by determined that the Indemnitee is not entitled to be indemnified by the Company either under the provisions of this Agreement or under the provisions of the Certificate of Incorporation or Bylaws of the Company, the General Corporation Law of Delaware, or otherwise. The advances to be made hereunder shall be paid by the Company to the Indemnitee within thirty
(30) days following delivery of a written request therefor by the Indemnitee to the Company.

                  6.2 EXCEPTION. Notwithstanding the foregoing provisions of this Section 6, the Company shall not be obligated to advance any expenses to the Indemnitee arising from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within thirty (30) days of the Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith. If such a determination is made, the Indemnitee may have such decision reviewed in the manner set forth in Section 8.5 hereof, with all references therein to "indemnification" being deemed to refer to "advancement of expenses," and the burden of proof shall be on the Company to demonstrate clearly and convincingly that, based on the facts known at the time, the Indemnitee acted in bad faith. The Company may not avail itself of this Section
6.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control. For this purpose, a change in control shall mean a given person of group of affiliated persons or groups increasing their beneficial ownership interest in the Company by at least twenty (20) percentage points without advance Board approval.


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         7. NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

                  7.1 NOTIFICATION. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                  7.2 INSURANCE. If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7.1 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such D&O Insurance policies.

                  7.3 DEFENSE. In the event the Company shall be obligated to advance the expenses for any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (a) the Indemnitee shall have the right to employ the Indemnitee's own counsel in any such proceeding at the Indemnitee's expense; (b) the Indemnitee shall have the right to employ the Indemnitee's own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice, and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company.

         8. DETERMINATION OF RIGHT TO INDEMNIFICATION.

                  8.1 SUCCESS ON MERITS. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 4.1 or 4.2 of this Agreement or in the defense of any claim, issue, or matter described therein, the Company shall indemnify the Indemnitee against expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, or appeal of such proceeding, or such claim, issue, or matter, as the case may be.


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                  8.2 PROOF BY COMPANY. In the event that Section 8.1 is
inapplicable, or does not apply to the entire proceeding, the Company shall nonetheless indemnify the Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8.3 below that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification.

                  8.3 APPLICABLE FORUMS. The Indemnitee shall be entitled to select the forum in which the validity of the Company's claim under Section 8.2 hereof that the Indemnitee is not entitled to indemnification will be heard from among the following, except that the Indemnitee can select a forum consisting of the stockholders of the Company only with the approval of the Company and, if the Indemnitee is a director or officer at the time of such determination, the determination shall be made in accordance with (a), (b), (c) or (d) below at the election of the Company:

                           (a) A majority vote of the directors who are not
parties to the proceeding for which indemnification is being sought even though less than a quorum;

                           (b) By a committee of directors who are not parties
to the proceeding for which indemnification is being sought designated by a majority vote of such directors, even though less than a quorum;

                           (c) If there are no directors who are not parties to
the proceeding for which indemnification is sought, or if such directors so direct, by independent legal counsel in a written opinion;

                           (d) The stockholders of the Company;

                           (e) A panel of three arbitrators, one of whom is
selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; or

                           (f) The Court of Chancery of Delaware or other court
having jurisdiction of subject matter and the parties.

                  8.4 SUBMISSION. As soon as practicable, and in no event later than thirty (30) days after the forum has been selected pursuant to Section 8.3 above, the Company shall, at its own expense, submit to the selected forum its claim that the Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure the Indemnitee a complete opportunity to defend against such claim.

                  8.5 APPEALS. If the forum selected in accordance with Section
8.3 hereof is not a court, then after the final decision of such forum is rendered, the Company or the Indemnitee shall have the right to apply to the Court of Chancery of Delaware, the court in which the proceeding giving rise to the Indemnitee's claim for indemnification is or was pending, or any other court of competent jurisdiction, for the purpose of appealing the decision of such forum, provided that such right is executed within sixty (60) days after the final decision of such forum is rendered. If the forum selected in accordance with Section 8.3 hereof is a court, then the rights of the Company or the Indemnitee to


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appeal any decision of such court shall be governed by the applicable laws and rules governing appeals of the decision of such court.

                  8.6 EXPENSES FOR INTERPRETATION. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims and/or defenses of the Indemnitee in any such proceeding was frivolous or not made in good faith.

         9. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  9.1 CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

                  9.2 UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or

                  9.3 SECURITIES LAW ACTIONS. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or

                  9.4 UNLAWFUL INDEMNIFICATION. To indemnify the Indemnitee if a final decision by a court having jurisdiction in the mater shall determine that such indemnification is not lawful. In this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication.

         10. NON-EXCLUSIVITY. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Certificate of


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Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee's official capacity and to action in another capacity while occupying the Indemnitee's position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of the Indemnitee.

         11. GENERAL PROVISIONS.

                  11.1 INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

                  11.2 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, then (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11.1 hereof.

                  11.3 MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

                  11.4 SUBROGATION. In the even of full payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary or desirable to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

                  11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

                  11.6 SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a


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person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  11.7 NOTICE. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand and receipted for by the party addressee; or (b) if mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

                  11.8 GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the state of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

                  11.9 CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the state of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

                  11.10 ATTORNEYS' FEES. In the event Indemnitee is required to bring any action to enforce rights under this Agreement (including, without limitation, the expenses of any proceeding described in Section 3), the Indemnitee shall be entitled to all reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction finds each of the material claims of the Indemnitee in any such action was frivolous and not made in good faith.

         IN WITNESS WHEREOF, the parties hereto have entered into this Indemnity Agreement effective as of the date first written above.

INDEMNITEE:                                 BRILLIAN CORPORATION
                                            a Delaware corporation

---------------------------------           By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------



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